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                                                                      EXHIBIT 21

                                 STELLENT, INC.

                                  SUBSIDIARIES

                                                              JURISDICTION OF    OWNERSHIP
SUBSIDIARY                                                     INCORPORATION     PERCENTAGE
----------                                                    ----------------   ----------
Stellent AB.................................................      Sweden            100%
Stellent A'Asia Pty. Limited................................     Australia          100%
Stellent Australia Pty. Limited.............................     Australia          100%
Stellent BV.................................................    Netherlands         100%
Stellent Holding BV Company.................................    Netherlands         100%
Stellent Chicago, Inc. .....................................     Illinois           100%
Stellent Chicago Sales, Inc. ...............................     Minnesota          100%
Stellent GmbH...............................................      Germany           100%
Stellent Japan K.K..........................................       Japan            100%
Stellent Limited............................................  United Kingdom        100%
Stellent Sales, Inc. .......................................     Minnesota          100%
Stellent SARL...............................................      France            100%
Stellent Iberica SL.........................................       Spain            100%
Stellent Software Limited...................................  United Kingdom        100%
Stellent SRL................................................       Italy            100%
Intranet Solutions Int'l Limited............................  United Kingdom        100%